Exhibit 99


				Joint Filer Information


Name:						Calamos Family Partners, Inc.

Address:					1111 E. Warrenville Rd.
						Naperville, Illinois  60563

Designated Filer:				John P. Calamos

Issuer & Ticker Symbol:				Calamos Asset Management, Inc. 								(CLMS)

Date of Event Requiring Statement:		02/15/2005*

Signature:					____________________________________

						By:

						/s/ James S. Hamman, Jr.
						Attorney-in-fact

*The reporting person disclaims beneficial ownership of all securities directly-owned by the Designated Filer.